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                            WFMBS MORTGAGE LOAN POOL
                       20-YEAR THROUGH 30-YEAR FIXED RATE
                            NON-RELOCATION MORTGAGES
                              WFMBS SERIES 2001-31
                            POOL PROFILE (11/14/2001)

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                                                         ---------------------      ----------------------
                                                                 BID                      TOLERANCE
                                                         ---------------------      ----------------------
     AGGREGATE PRINCIPAL BALANCE                                 $600,000,000                  (+/- 5.00%)

     MORTGAGE LOAN CUTOFF DATE                                       1-Dec-01
     INTEREST RATE RANGE                                      5.500% - 8.875%
     GROSS WAC                                                          7.05%            (+5 bps/ -5 Bps%)
     WEIGHTED AVERAGE SERVICE FEE                                      25 bps
     MASTER SERVICING FEE                                             1.7 bps
     WAM (in months)                                                      357                (+/- 2 month)

     WALTV                                                                67%                (maximum 75%)

     CALIFORNIA %                                                         42%                (maximum 45%)
     SINGLE LARGEST ZIP CODE CONCENTRATION                                 1%                (maximum  5%)

     AVERAGE LOAN BALANCE                                            $440,000           (maximum $460,000)
     LARGEST INDIVIDUAL LOAN BALANCE                               $1,200,000         (maximum $1,500,000)

     CASH-OUT REFINANCE %                                                 22%               (maximum  25%)

     PRIMARY RESIDENCE %                                                  97%                (minimum 90%)

     SINGLE-FAMILY DETACHED %                                             92%                (minimum 85%)

     FULL DOCUMENTATION %                                                 87%                (minimum 83%)

     PREPAYMENT PENALTY %                                                  0%                 (maximum 1%)

     UNINSURED > 80% LTV %                                                 1%                 (maximum 2%)

     TEMPORARY BUYDOWNS                                                    0%                (maximum  1%)




                 THE INFORMATION CONTAINED HEREIN WILL BE SUPERSEDED BY THE DESCRIPTION OF THE
                    MORTGAGE LOANS CONTAINED IN THE PROSPECTUS SUPPLEMENT. SUCH INFORMATION
                        SUPERSEDES THE INFORMATION IN ALL PRIOR COLLATERAL TERM SHEETS.
------------------------------------------------------------------------------------------------------------

     (1) All dollar amounts are approximate and all percentages are expressed as approximate percentages of the Aggregate Principal Balance.

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                            WFMBS MORTGAGE LOAN POOL
                       20-YEAR THROUGH 30-YEAR FIXED RATE
                            NON-RELOCATION MORTGAGES
                              WFMBS SERIES 2001-31
                               PRICING INFORMATION

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
     RATING AGENCIES                                              TBD by Wells Fargo

     PASS THRU RATE                                                            6.25%

     ASSUMED SIZE OF PRINCIPAL ONLY CLASS                                      0.05%

     PRICING DATE                                                                TBD

     FINAL STRUCTURE DUE DATE                                              04-Dec-01                9:00 AM

     SETTLEMENT DATE                                                       21-Dec-01

     ASSUMED SUB LEVELS                                                          AAA          3.000%
                                                                                  AA           TBD
                                                                                   A           TBD
                                                                                 BBB           TBD
                                                                                  BB           TBD
                                                                                   B           TBD

                                                             Note:  AAA Class will be rated by two rating agencies.
                                                             AA through B Classes will be rated by one rating agency.

     * SHOULD MOODY'S PROVIDE A RATING ON THE TRANSACTION, PLEASE NOTE, THE RESIDUAL CLASS WILL NOT BE RATED.

     * THIS SECURITY MAY CONTAIN PLEDGED ASSET LOANS.

     WFMBS may structure the excess interest as an interest only certificate, or as fixed retained yield or servicing fee which will be excluded from the trust for Series 2001-31. THE PRINCIPAL only CERTIFICATE CREATED BY THE DISCOUNT MORTGAGE LOANS WILL BE INCLUDED IN THE BID ON THE PRICING DATE.



     WFMBS CONTACTS                                          Brad Davis (301) 846-8009
                                                             Lori Maller (301) 846-8185



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                                                      WFASC DENOMINATION POLICY



TYPE AND DESCRIPTION OF CERTIFICATES                                               MINIMUM
                                                                                DENOMINATION        PHYSICAL          BOOK ENTRY
                                                                                   (1)(4)        CERTIFICATES        CERTIFICATES
                                                                                ---------------  ------------        -------------

Class A
PAC, TAC, Scheduled, Accrual, Sequential, Floaters,
NAS, Non-complex components (subject to reasonable prepayment support)          $25,000           Allowed            Allowed
Companion classes for PAC, TAC, Scheduled Classes                               $100,000          Allowed            Allowed
Inverse Floater, PO, Subclasses of the Class A that provide credit
protection to the Class A, Complex multi-component certificates                 $100,000          Standard         Upon Request

Notional and Nominal Face IO                                                       (2)            Standard         Upon Request

Residual Certificates                                                              (3)            Required         Not Allowed

All other types of Class A Certificates                                            (5)               (5)                (5)

CLASS B (Investment Grade)                                                      $100,000          Allowed            Allowed

CLASS B (Non-Investment Grade)                                                  $250,000          Required         Not Allowed




------------------------------------

(1) WFASC reserves the right to cause certain certificates to be issued in denominations greater than outlined above or in a definitive form to mitigate the risk of a security with complicated cash-flow characteristics being made available to an unsophisticated investor.

(2) Notional IO Certificates and Nominal Face IO Certificates will be issued in minimum denominations that ensure a minimum purchase price of $100,000.

(3)  100% percentage interest for non-economic residuals.

(4) Retail Classes will be analyzed and approved on a case-by-case basis by WFASC. (WFASC does not issue Companion Classes for PAC/TAC/Scheduled Classes in $1000 denominations.)

(5)  Underwriter must obtain WFASC's approval.



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